UNITED STATES
          SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2024

Carter’s, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	001-31829	13-3912933
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
Phipps Tower,
3438 Peachtree Road NE, Suite 1800
Atlanta, Georgia 30326
(Address of principal executive offices, including zip code)
(678) 791-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	CRI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ((§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

OshKosh B'Gosh, Inc. ("OshKosh"), a subsidiary of Carter's, Inc. (the "Company"), has announced the offering of a single-sum payment window commencing on June 1, 2024 and expected to close on July 15, 2024 (the "Single-Sum Payment Window"), to approximately 500 plan participants in the OshKosh B'Gosh, Inc. Pension Plan, a tax qualified defined benefit pension plan (the "Pension Plan"). The Pension Plan is a legacy plan of OshKosh under which retirement benefits were frozen as of December 31, 2005.

Terminated vested participants (including applicable deferred beneficiaries and alternate payees) in the Pension Plan who have not re-entered employment with the Company or an affiliate may elect to take a one-time, voluntary, single-sum payment equal to the estimated net present value of future benefits, with the payment to be made from the existing assets in the Pension Plan. After the closure of the Single-Sum Payment Window, electing participants are expected to receive payment in August 2024, after which the Pension Plan will not have any further obligations to those participants. In connection with the anticipated consummation of the Single-Sum Payment Window, OshKosh and, ultimately, the Company, expect to recognize related non-cash accounting charges in accordance with the pension settlement accounting rules. The actual amount of such charge will depend upon the number of eligible participants electing the single-sum payment option and various actuarial assumptions.

In addition, our Board of Directors authorized the termination of the Pension Plan, with an anticipated effective date of November 30, 2024. After receiving the required governmental approvals, including from the Pension Benefit Guaranty Corporation, and following the Single-Sum Payment Window offering, OshKosh and, ultimately, the Company, expects to make an additional contribution in order to fully fund the Pension Plan on a termination basis, followed by the purchase of annuity contracts to transfer its remaining liabilities under the Pension Plan. The actual contribution amount will depend upon the nature and timing of participant settlements, as well as prevailing market conditions. In addition, OshKosh and, ultimately, the Company, expect to recognize non-cash accounting charges upon settlement of the obligations of the Pension Plan. OshKosh has the right to change the effective date of the Pension Plan termination or to revoke its decision to terminate the Pension Plan, but it has no current intent to do so.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K are or may be considered forward-looking statements. These statements reflect our current views and expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in these statements. Factors which could cause actual results to differ include but are not limited to (i) our ability to terminate the Pension Plan by the anticipated effective date; (ii) the actual participation by Pension Plan participants in the Single-Sum Payment Window, and the actual timing of closing of the Single-Sum Payment Window and related payments to participants; (iii) the timing of the expected accounting charges; and (iv) other factors that can be found in the Company’s filings with the Securities and Exchange Commission. Except for any ongoing obligations to disclose material information as required by federal securities laws, the Company does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 3, 2024	CARTER’S, INC.

	By:	/s/ Antonio D. Robinson
	Name:	Antonio D. Robinson
	Title:	Senior Vice President, General Counsel, Corporate Secretary, CSR & Chief Compliance Officer